Sub-item - 77K

John Hancock Series Trust -
     John Hancock Small Cap Growth Fund
     John Hancock Technology Fund
Effective May 21, 2002, the Board of Trustees for the John Hancock Small Cap Growth Fund and John Hancock Technology Fund voted not to retain Ernst & Young LLP as the Fund's independent auditor effective upon the completion of the audit for the fiscal year ended October 31, 2002. This action was recommended by the Fund's Audit Committee on May 21, 2002. Ernst & Young LLP reports on the Fund's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the Fund's fiscal years ended 2002 and 2001, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagree- ments, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter disagreement in its report on the financial statements for such years.

John Hancock 500 Index Fund
Effective May 21, 2002, the Board of Trustees for the John Hancock 500 Index Fund voted not to retain PricewaterhouseCoopers LLP as the Fund's independent auditor effective upon the completion of the audit for the fiscal year ended October 31, 2002. This action was recommended by the Fund's Audit Committee on May 21, 2002.
PricewaterhouseCoopers LLP reports on the Fund's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund's fiscal years ended 2002 and 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagree- ments, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter disagreement in its report on the financial statements for such years.


John Hancock Focused Equity Fund
Effective May 21, 2002, the Board of Trustees for the John Hancock Focused Equity Fund voted not to retain PricewaterhouseCoopers LLP as the Fund's independent auditor effective upon the completion of the audit for the fiscal year ended October 31, 2002. This action was recommended by the Fund's Audit Committee on May 21, 2002.
PricewaterhouseCoopers LLP reports on the Fund's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund's fiscal years ended 2002 and 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagree- ments, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter disagreement in its report on the financial statements for such years.

John Hancock Multi Cap Growth Fund
Effective May 21, 2002, the Board of Trustees for the John Hancock Multi Cap Growth Fund voted not to retain PricewaterhouseCoopers LLP as the Fund's independent auditor effective upon the completion of the audit for the fiscal year ended October 31, 2002. This action was recommended by the Fund's Audit Committee on May 21, 2002.
PricewaterhouseCoopers LLP reports on the Fund's financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund's fiscal years ended 2002 and 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagree- ments, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter disagreement in its report on the financial statements for such years.




December 18, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sirs:

We have read the statements made by William H. King, Vice President and Treasurer of the John Hancock Funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77k of Form N-SAR as part of the Company's Form N-SAR report dated December 20, 2002. We agree with the statements concerning our Firm contained in such Form N-SAR.

Very truly yours,





cc: William H. King


December 18, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Small Cap Growth Fund of John Hancock Series Trust. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,
Ernst & Young LLP


December 18, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Technology Fund of John Hancock Series Trust. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,
Ernst & Young LLP





4